UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013 (May 30, 2013)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2013, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) borrowed $50,000,000 under the revolving loan portion of its $1.2 billion senior unsecured five-year credit facility, governed by the credit agreement entered into on September 19, 2011 (the “Credit Agreement”). For a summary of the material terms of the Credit Agreement, including payment, acceleration, recourse and interest provisions, which are incorporated into this Item 2.03 by reference, see Item 1.01 of NASDAQ OMX’s Current Report on Form 8-K filed on September 22, 2011.

The proceeds were used, along with cash on hand, to fund the acquisition of Thomson Reuters Investor Relations, Public Relations and Multimedia Solutions businesses, which was completed on May 31, 2013.

Item 8.01. Other Events.

On June 3, 2013, NASDAQ OMX issued a press release announcing the completion of its acquisition of Thomson Reuters Investor Relations, Public Relations and Multimedia Solutions businesses. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated June 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight Executive Vice President and General Counsel